TIAA CREF
Financial Services

TIAA-CREF LIFE INSURANCE COMPANY

New Business Administration Office: P.O. Box 1291, Charlotte, NC 28201-1291

Home Office: 730 Third Avenue, New York, NY 10017-3206

LIFE INSURANCE APPLICATION – PART I

Please Print in Black or Blue Ink

Section A: Policy Information

1. SELECT POLICY TYPE

Term Insurance

☐ 10-Year Level Term ☐ 15-Year Level Term ☐ 20-Year Level Term ☐ 30-Year Level Term ☐ Annual Renewable Term

Permanent Insurance

☐ Universal Life ☐ Variable Universal Life ☐ Last Survivor Universal Life ☐ Last Survivor Variable Universal Life

2. FACE AMOUNT & PREMIUM Face Amount $ Planned Annual Premium $ (if single payment, enter "0")

3. PAYMENT FREQUENCY ☐ Annually ☐ Semiannually ☐ Quarterly ☐ Monthly [1] ☐ Single Payment [2]

[1] Monthly payments can be made only by electronic funds transfer (EFT).
[2] Check only if Lump Sum or 1035 Exchange are selected in the Payment Method Section Below.

4. PAYMENT METHOD (Check all that apply – Payment accepted once application is approved.)

☐ Check ☐ Lump Sum $

☐ Credit Card (Available for Term Insurance Only) ☐ 1035 Exchange $ (Funds from another insurance company)

☐ EFT (Not available for initial premium on Variable Universal Policies.)

5. **Will any of the premiums required to pay for this policy be obtained through a premium financing or loan agreement?** ☐ Yes ☐ No
If "Yes," Please provide details.

Section B: Proposed Insured # 1

1. Full Legal Name **(Title, First, Middle, Last, Suffix)**					
2. Maiden Name				3. Gender ☐ M ☐ F	
4. Residential Address				Apt. No.	
City		State		Zip Code	
5. Mailing Address				Apt. No.	
City		State		Zip Code	
6. Date of Birth MM | DD | YYYY		7. Social Security # XXX | XX | XXXX			
8. United States Citizen? ☐ Yes ☐ No (IF "Yes," PROCEED TO QUESTION # 9)					
If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No					
Residency Card or Visa No.		Expiration Date MM | DD | YYYY			
Number of years in United States					
9. Birthplace	State	Country	10. Driver's License No.		State of Issue
11. Marital Status ☐ Single ☐ Married ☐ Separated ☐ Divorced ☐ Widowed ☐ Civil Union					

Section B: Proposed Insured # 1 (Continued)

12. Primary Telephone No.	13. Alternate Telephone No.
14. E-Mail Address	15. Preferred Method of Contact ☐ E-Mail ☐ Primary Telephone No. ☐ Alternate Telephone No.
16. Employer's Name	
17. Occupation/Duties	18. Length of time (years)
19. Annual Income $	20. Net Worth $
21. Are you a current member of the Military? ☐ Yes ☐ No	If yes, please answer the following: ☐ Active Duty ☐ Reserve
If "Yes," are you receiving any supplemental or hazardous duty pay based on your duties?	☐ Yes ☐ No

Section C: Proposed Insured # 2

1. Full Legal Name **(Title, First, Middle, Last, Suffix)**		
2. Maiden Name		3. Gender ☐ M ☐ F
4. Residential Address		Apt. No.
City	State	Zip Code
5. Mailing Address		Apt. No.
City	State	Zip Code
6. Date of Birth MM | DD | YYYY	7. Social Security # XXX | XX | XXXX	
8. United States Citizen? ☐ Yes ☐ No (IF "Yes," PROCEED TO QUESTION # 9)		
If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No	United States Visa? ☐ Yes ☐ No	
Residency Card or Visa No.	Expiration Date MM | DD | YYYY	
Number of years in United States		
9. Birthplace State Country	10. Driver's License No.	State of Issue
11. Marital Status ☐ Single ☐ Married ☐ Separated ☐ Divorced ☐ Widowed ☐ Civil Union		
12. Primary Telephone No.	13. Alternate Telephone No.	
14. E-Mail Address	15. Preferred Method of Contact ☐ E-Mail ☐ Primary Telephone No. ☐ Alternate Telephone No.	
16. Employer's Name		
17. Occupation/Duties		18. Length of time (years)
19. Annual Income $	20. Net Worth $	
21. Are you a current member of the Military? ☐ Yes ☐ No	If yes, please answer the following: ☐ Active Duty ☐ Reserve	
If "Yes," are you receiving any supplemental or hazardous duty pay based on your duties?	☐ Yes ☐ No	

Section D: Proposed Owner Information			
1. Owner ☐ Same as Insured #1 ☐ Same as Insured #2 ☐ Trust ☐ Business or Corporation ☐ Other Person			
If Owner is Same as Insured #1 or Same as Insured #2, Proceed to Section E.			
If A Trust Will Own This Policy, Complete This Section.			
1. Full Name of Trust			
2. Name of Trustee			
Additional Trustees			
3. Street Address			
City		State	Zip Code
4. Telephone No.	5. E-Mail Address		
6. Trust Taxpayer Identification No. XX | XXXXXXX		7. Date of Trust MM | DD | YYYY	
NOTE: The Trustee Declaration of Authority Form must also be completed if the Owner is a Trust.			
If A Business or Corporation Will Own This Policy, Complete This Section.			
1. Name of Business or Corporation			
2. Name of Corporate Officer			
3. Corporate Officer Title			
4. Street Address			
City		State	Zip Code
5. Telephone No.	6. E-Mail Address		
7. Business Taxpayer Identification No. XX | XXXXXXX			
If A Person Other Than Proposed Insured # 1 or Proposed Insured # 2 Will Own This Policy, Complete This Section.			
1. Full Legal Name (Title, First, Middle, Last, Suffix)			
2. Relationship to Proposed Insured(s)			3. Gender ☐ M ☐ F
4. Residential Address			Apt. No.
City		State	Zip Code
5. Mailing Address			Apt. No.
City		State	Zip Code
6. Date of Birth MM | DD | YYYY	7. Social Security # XXX | XX | XXXX		
8. United States Citizen? ☐ Yes ☐ No (IF "Yes," PROCEED TO QUESTION # 9)			
If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No			
Residency Card or Visa No.		Expiration Date MM | DD | YYYY	
Number of years in United States			
9. Birthplace | State | Country	10. Taxpayer Identification No. XX | XXXXXXX		
11. Telephone No.	12. E-Mail Address		

Section D: Proposed Owner Information (Continued)

13. Employer's Name	
14. Annual Income $	15. Net Worth $

Section E: Third Party Notification — Protection Against Unintended Lapse In Coverage

Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the policy is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse. In addition, certain circumstances and provisions in the policy may govern procedure, thereby preventing the policy from any kind of lapse.

1. I elect to have an additional notice regarding any lapse in premium payment sent to a third party of my choosing. ☐ Yes ☐ No
   If "Yes," please provide Name and Residential Address below.
   (A separate form must be completed and signed by the designated Third Party in the states of Florida, Hawaii, New Jersey and New York.)

2. Full Legal Name **(Title, First, Middle, Last, Suffix)**		
3. Street Address		Apt. No.
City	State	Zip Code
4. Telephone No.	5. E-Mail Address	

Section F: Policy Provisions, Options and Riders

Charitable Giving Benefit Rider

The Charitable Giving Benefit Rider pays, upon the death of the insured, an additional death benefit, over and above the base policy death benefit, equal to one percent (1%) of the base policy's face amount. The additional benefit can be no greater than $100,000. The rider must be elected at or before policy issue and cannot be added after the date of policy issue. The designated beneficiary of this rider must be an institution accredited as a charity with the IRS under section 501(c)(3). TIAA-CREF Life Insurance Company will pay the institution in the name of the deceased insured. The costs and benefits of this rider are paid in their entirety by TIAA-CREF Life Insurance Company. Regardless of whether the policy owner elects or declines this optional rider, there is no additional cost. (This rider may not be available in all states.)

1. Charitable Giving Benefit Rider ☐ Yes ☐ No
   (If unanswered, this rider will not be added to the policy and cannot be added after issue.)

2. Name of Qualified Institution		
3. Street Address		
City	State	Zip Code
Telephone No.	Tax ID# (if known)	

Term Life Insurance Option Only

3. Waiver of Premium Rider ☐ Yes ☐ No
   (If unanswered, the Waiver of Premium Rider will not be added to the base policy.)

Universal and Variable Universal Life Insurance Options Only

4. **Death Benefit Option** (If unanswered, Option A will be applied)	☐ Option A – Level **(benefit equals face amount)**	☐ Option B – Increasing **(benefit equals face amount** plus policy cash value)	☐ Option C – Face Amount + Premium **(benefit equals face amount** plus premiums paid)
5. **Definition of Life Insurance Test**		☐ Guideline Premium Test	☐ Cash Value Accumulation Test

(If unanswered, the Guideline Premium Test will be applied.) (This election cannot be changed after issue.)

6. Insurance Cost Options – (Not available on Last Survivor policies)
   (If unanswered, the Traditional Age-Based cost will apply.)
   ☐ Traditional Age-Based ☐ 10-Year Level Endorsement ☐ 20-Year Level Endorsement

Section F: Policy Provisions, Options and Riders (Continued)

7. Waiver of Monthly Charges Rider (Not available on Last Survivor policies.) ☐ Yes ☐ No

   (If unanswered, the Waiver of Monthly Charges Rider will not be added. Cannot be elected "Yes" if Overloan Protection Endorsement is elected "Yes.")

8. Overloan Protection Endorsement ☐ Yes ☐ No

   (If unanswered, this endorsement will be added. Cannot elect "Yes" if the Waiver of Monthly Charges Rider or Cash Value Accumulation Test is elected "Yes.")

Last Survivor Insurance Option Only

9. Estate Transfer Protection Rider – Percent of Policy Death Benefit ☐ 35% ☐ 100% ☐ 125% ☐ 175%

   (If unanswered, this rider will not be applied.)

Section G: Existing Coverage – Potential Replacement

If the answer to any question is "Yes," provide full details in the chart below. If none, state "None" in the chart below.

1. Does the Owner or Proposed Insured(s) have any existing life insurance? ☐ Yes ☐ No
2. Will any existing life insurance held by the Owner or Proposed Insured(s) be replaced, changed, or used to pay for the insurance applied for in this application? ☐ Yes ☐ No
3. Will a policy loan be carried over via a 1035 Tax Free Exchange? If "Yes," Loan Amount $ ☐ Yes ☐ No

Remarks – Existing Coverage – Potential Replacement (If additional space is needed attach a separate page, signed and dated, to the application.)

Insured Name(s)	Owner Name	Company Name	Policy Number	Business or Personal	Face Amount	Product	Year Issued	Replacing? Y/N	1035? Y/N
				☐ P ☐ B				☐ Yes ☐ No	☐ Yes ☐ No
				☐ P ☐ B				☐ Yes ☐ No	☐ Yes ☐ No
				☐ P ☐ B				☐ Yes ☐ No	☐ Yes ☐ No

Section H: Pending Insurance

The following questions must be answered by the Proposed Insured(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section below.)	Proposed Insured #1	Proposed Insured #2
1. Do you have any other pending life insurance applications with another life insurance company? If "Yes," state companies and amounts in the "Remarks" section below.	☐ Yes ☐ No	☐ Yes ☐ No

Remarks – Pending Coverage (If additional space is needed attach a separate page, signed and dated, to the application.)

Insured Name(s)	Owner Name	Company Name	Policy Number	Business or Personal	Face Amount	Product	Year Issued	Replacing? Y/N	1035? Y/N
				☐ P ☐ B				☐ Yes ☐ No	☐ Yes ☐ No
				☐ P ☐ B				☐ Yes ☐ No	☐ Yes ☐ No

Section I: Viatical Settlements

The following questions must be answered by the Owner. (If the answer to any question is "Yes," provide full details in the "Remarks" section below.)

1. **Do you, the Owner, intend to use or transfer the policy for any type of pre-death financial settlement, such as viatical** settlement, senior settlement, life settlement, or for any other secondary market? ☐ Yes ☐ No
2. Have you, the Owner, in the past 5 years sold a policy to a life settlement, viatical, or other secondary market? ☐ Yes ☐ No

Remarks – Viatical Settlements (If additional space is needed attach a separate page, signed and dated, to the application.)

Insured	Company	Policy #	Face Amount	Product	Date of Sale
☐ #1 ☐ #2 ☐ Owner					
☐ #1 ☐ #2 ☐ Owner					
☐ #1 ☐ #2 ☐ Owner					

Section J: Juvenile (Complete this section only if Proposed Insured is a juvenile: 0 to 17 years)

1. Total life insurance (including group coverage with employer) currently applied for, considered, or now in force on the insured's father, mother, and siblings or both of the insured's legal guardian(s) in all companies.

Relationship	Name	Age	Amount of Total Life Insurance
Father			
Mother			
Sibling			
Sibling			

If no coverage in force on Proposed Insured's parents and/or siblings, please explain why.

Section K: Beneficiary Information

It is important that your beneficiary designation be clear so that there will be no question as to your intent as to what each beneficiary will receive. It is also important that you name a primary and contingent beneficiary. If more than one primary or contingent beneficiary is named without a percentage indicated, the proceeds will be divided equally. If percentages are indicated, total of percentages must equal 100%.

If a primary or contingent beneficiary predeceases you, the amount he or she would have received will be paid in equal amounts to the surviving primary or contingent beneficiary(ies). By checking the Lineal Descendant Per Stirpes (LDPS) box next to a beneficiary, this provides that should the beneficiary pre-decease you, the share percentage allotted to the deceased beneficiary will pass in equal shares to the first generation of the deceased beneficiary's living lineal descendants, which may be his or her children or grandchildren.

Full Legal Name, Address (including Country of Residence) and Telephone Number **of Beneficiary or Trust and Trustee(s)**	Relationship to Proposed Insured(s)	Percentage (Whole Numbers Only)[1]	Date of Birth or Date of Trust (mm/dd/yyyy)	SS# or Tax ID#	Primary(P) or Contingent (C)[2]	LDPS[3]
					☐ P ☐ C	☐ Yes ☐ No
					☐ P ☐ C	☐ Yes ☐ No
		Total = 100%				

[1] Both Primary and Contingent (if applicable)
[2] If unanswered, beneficiary will be considered Primary.
[3] Lineal Descendants Per Stirpes - Indicate "Yes" or "No." If unanswered, it will be assumed the LDPS option does not apply to the associated beneficiary.

Note: Unless you state otherwise in the table above, the term "Descendants" includes individuals legally adopted or born after the signature date of this application and who are members of the class on the date of your death. Please consult your estate planning attorney prior to making any LDPS designation. TIAA-CREF Life Insurance Company does not, and cannot, provide you with legal advice.

IF THE SPOUSE, DOMESTIC PARTNER OR CIVIL UNION PARTNER OF THE OWNER IS NOT DESIGNATED AS THE BENEFICIARY FOR AT LEAST 50% OF THE DEATH PROCEEDS OF THE CONTRACT, COMPLETE THIS SECTION.

SPOUSAL, DOMESTIC PARTNER or CIVIL UNION PARTNER CONSENT and WAIVER – If the Owner and Owner's spouse, domestic partner or civil union partner currently reside or formerly resided in one of the community property states listed below, the Owner's spouse, domestic partner or civil union partner should sign the consent and waiver. (Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin)

I, the undersigned spouse, domestic partner or civil union partner, consent to the beneficiary designation of any person or entity to receive the death proceeds from the above identified contract, and to the use of community property to contribute additional premiums to this contract. I understand and intend that this consent and waiver relinquishes any and all interest I may have in the ownership and proceeds of this contract, and any community property used to contribute additional premiums. This consent and waiver is effective as of the date it is signed.

NOTE: This consent and waiver does not affect my right to receive proceeds or income from the proceeds if I am named as a beneficiary of this contract or of a trust that owns this contract.

PLEASE PRINT Name of Spouse, Domestic Partner or Civil Union Partner | Signature of Spouse, Domestic Partner or Civil Union Partner | Date

PLEASE PRINT Name of Witness | Signature of Witness | Date

(Signature must be witnessed by someone other than a designated or potential beneficiary.)

Section L: Preliminary Underwriting Information		
NON-MEDICAL		
The following questions must be answered by the Proposed Insured(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section.)	Proposed Insured #1	Proposed Insured #2
1. What is your current height and weight?	____ ft. ____ in. ____ lbs.	____ ft. ____ in. ____ lbs.
2. In the last 5 years, have you been convicted of two **or more moving violations, or driving under the influence** of alcohol or drugs, or had a driver's license suspended or revoked? If "Yes," provide full details including dates, types of violations, and reason for suspension or revocation.	☐ Yes ☐ No	☐ Yes ☐ No
3. Do you have any plans to travel or reside outside the United States within the next 12 months? If "Yes," please provide destination, purpose and duration of travel.	☐ Yes ☐ No	☐ Yes ☐ No
4. **In the last 5 years, have you flown as a pilot,** student pilot, or crew member other than for a scheduled **commercial airline, or within the next 2 years do you intend to fly as a pilot, student pilot, or crew member** other than for a scheduled commercial airline?	☐ Yes ☐ No	☐ Yes ☐ No
5. In the last 5 years, have you operated or had any duties aboard a glider, hot air balloon, ultra light or similar device; or within the next 2 years do you plan to operate or have any duties?	☐ Yes ☐ No	☐ Yes ☐ No
6. In the last 5 years, have you engaged in or within the next 2 years do you expect to engage in, any hazardous activities or sports such as but not limited to: cave exploration; mountain, rock or ice climbing, motor vehicle, motorcycle, snowmobile or boat racing, SCUBA or sky diving?	☐ Yes ☐ No	☐ Yes ☐ No
7. In the last 5 years, have you smoked a cigarette, cigar or pipe, tobacco or used tobacco, nicotine, or nicotine-based products in any other form? If "Yes," provide the form of nicotine-based product, quantity, and month/year last used.	☐ Yes ☐ No	☐ Yes ☐ No
8. **Have you ever been convicted of a felony or misdemeanor, other than a minor traffic violation?** If "Yes," include details of conviction and sentencing.	☐ Yes ☐ No	☐ Yes ☐ No
9. Have you ever had an application for life, health, disability or long-term care insurance declined, postponed, **charged an extra premium, or otherwise modified? If "Yes," include the name of company with details.**	☐ Yes ☐ No	☐ Yes ☐ No
10. Have you been disabled for any reason within the last 2 years?	☐ Yes ☐ No	☐ Yes ☐ No
11. **In the last 5 years, have you filed bankruptcy or defaulted on a student loan?**	☐ Yes ☐ No	☐ Yes ☐ No

REMARKS (If additional space is needed, attach a separate page, signed and dated, to the application. Please specify to which question number(s) remarks pertain.)

Question No.	Details

Section L: Preliminary Underwriting Information (Continued)

MEDICAL

The following questions must be answered by the Proposed Insured(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section.)	Proposed Insured #1	Proposed Insured #2
12. In the last 5 years, have you received treatment (inpatient or outpatient), consulted, or been examined by any physician, chiropractor, psychologist or healthcare professional, hospital, clinic, or other healthcare facility?	☐ Yes ☐ No	☐ Yes ☐ No
13. Has the Proposed Insured ever tested positive for antibodies to the AIDS (Acquired Immune Deficiency Syndrome) Human T-Cell Lymphotropic Human Immunodeficiency Virus (HIV)?	☐ Yes ☐ No	☐ Yes ☐ No

REMARKS (If additional space is needed, attach a separate page, signed and dated, to the application. Please specify to which question number(s) remarks pertain.)

Question No.	Name of Healthcare Professional (include City & State)	Date and Duration of Illness	Provide: Diagnosis, Treatment and Medication(s)

Section M: Consent for Electronic Delivery

TIAA-CREF Life Insurance Privacy Policy	http://www.tiaa-cref.org/public/about/inside/topics/index.html?tc_lnk=bottomutlity
Intelligent Life® Variable Universal Life	http://www.tiaa-cref.org/pdf/prospectuses/ivul_policy.pdf
Intelligent Life® Survivorship Variable Universal Life	http://www.tiaa-cref.org/pdf/prospectuses/isvul_policy.pdf
Variable Product Funds	http://www.tiaa-cref.org/pdf/prospectuses/ivul_policy_productfunds.pdf

Complete This Section For Variable Universal Life (VUL) Products Only

In order to elect electronic acknowledgment and consent, you must have Internet access and be able to access the websites shown above. You must also have the ability to download, view and print the documents. Adobe® Reader® software is necessary to view and print electronic PDF documents. If you don't have Adobe® Reader® software, go to www.adobe.com to download a free copy. If you need assistance with accessing these documents electronically, please call us toll-free at 800 842-2273.

Paper versions of the above documents can be ordered anytime, free of charge, by calling toll-free **877 694-0305** or by visiting **tiaa-cref.org.** If you are unable to acknowledge that you have received and accessed these documents on the website, call our toll-free number **877 694-0305** to receive your paper documents and prospectuses at no charge.

Adobe and Reader are registered trademarks of Adobe Systems Incorporated in the United States and/or other countries.

Check the box below to acknowledge electronic receipt of the applicable prospectuses and other required documents.

☐ I acknowledge that I consent to receiving and have received the required, above-referenced documents for my policy through one or more of the TIAA-CREF Life website links listed above.

I further acknowledge that I am able to access these documents on the website. I understand that this acknowledgement applies to my initial application.

I understand and acknowledge that accessing documents electronically may involve additional costs, such as, but not limited to subscription access fees from an Internet service provider and printing costs.

NOTE: By not checking the box above, but still signing this application, I acknowledge that I have received paper copies of the above-referenced documents.

Application Authorization

Each person to be insured under this policy hereby states that:

I understand that the insurance applied for will not take effect unless and until, during the lifetime of the Proposed Insured(s), TIAA-CREF Life Insurance Company (TIAA-CREF Life) has both: (1) received the full first premium payment and (2) approved the insurance applied for on the life of the Proposed Insured(s). TIAA-CREF Life will notify me in writing of the approval date.

I authorize any physician, medical practitioner, psychiatrist, psychologist, hospital, Veterans Administration clinic or other medical or medical-related facility, mental health facility, the Medical Information Bureau (MIB), insurance company, consumer reporting agency, other organization, institution or person that has any records or knowledge of me or my health or mental condition, general character, driving records, and hobbies of a hazardous nature, to give to TIAA-CREF Life, its reinsurers, the MIB, or other persons or organizations performing business or legal services in connection with my application for insurance, or as may be otherwise lawfully required, or as I may further authorize any such information.

I authorize TIAA-CREF Life or its reinsurers to make a brief report of my personal health information to MIB, Inc. **I further authorize** a consumer reporting agency to make an investigative report on me if it is requested by TIAA-CREF Life. I understand that I have the right to be interviewed by the consumer reporting agency and to request a copy of the investigative consumer report on me.

I understand the information obtained by use of this Authorization will be used by TIAA-CREF Life to determine my eligibility for insurance. Any information obtained will not be released by TIAA-CREF Life to any persons or organizations in an individually identifiable form EXCEPT to reinsuring companies, or other persons or organizations performing business or legal services in connection with my application for insurance, or as may be otherwise lawfully required or as I may further authorize.

I authorize all said sources to give such records or knowledge to any agency employed by TIAA-CREF Life to collect and transmit such information. A photographic copy of this Authorization shall be as valid as the original. I agree this Authorization shall be valid for two years from the date shown below, and that upon request I have a right to receive a copy of this Authorization. I also acknowledge receipt of the written notices of my rights under state and Federal Fair Credit Reporting Acts and the MIB.

I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to TIAA-CREF Life, Attention: Privacy Official. I understand that a revocation is not effective to the extent that any of My Providers have relied on this authorization or to the extent that TIAA-CREF Life has a legal right to contest a claim under an insurance policy or to contest the policy itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information.

To the best of my knowledge and belief, all of the answers contained herein are true and complete. These answers, together with those provided in Part II of the Application and any additional supplements, are my Application. I understand TIAA-CREF Life will rely upon the information provided herein, and that such statements and answers are given as an inducement to TIAA-CREF Life to consider issuing the insurance applied for.

Fraud Warning
Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or a statement of claim for insurance benefits containing materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may be subject to criminal penalties, including confinement in prison, and civil penalties. Such action may entitle the insurance company to deny or void coverage or benefits.

If the Proposed Insured(s) will own this policy, complete Section A Only.
If a person other than the Proposed Insured # 1, or Proposed Insured # 2 will own this policy, complete both Sections A and B.

SECTION A

X______________________________ Signature of Proposed Insured # 1 | ______________________ Signed at (City, State) | ____________ Date

X______________________________ Signature of Proposed Insured # 2 | ______________________ Signed at (City, State) | ____________ Date

SECTION B

X______________________________ Signature of Owner, Trustee or Corporate Officer | ______________________ Signed at (City, State) | ____________ Date

FOR OFFICIAL USE ONLY – AGENT CERTIFICATION AND SIGNATURE

1. I hereby certify that I have reviewed with the Owner and Proposed Insured(s): (1) the answers to the replacement questions, and (2) all of the information in the application.
2. I further certify that to the best of my knowledge and belief, the Owner:

☐ DOES	☐ DOES NOT	Have existing life insurance policies.
☐ DOES	☐ DOES NOT	Intend to replace coverage under an existing life insurance policy.

FOR REPLACEMENT TRANSACTIONS ONLY

3. Is the replacement exempt?	☐ YES	☐ NO
4. Who recommended the replacement?	☐ AGENT	☐ OWNER

5. Provide the reason for replacement.

☐ I provided the following sales material, and illustrations if applicable, to the applicant during the sale:

____

If standard materials were not used, include copies of the materials with this application.

Conforming Illustration Statement (All Products, Excluding Level Term)

☐ I certify that the applicant whose signature appears on the previous page did not sign an illustration conforming to the policy as applied for. I have informed the applicant that an illustration conforming to the policy as issued will be provided at the time of policy delivery and that TIAA-CREF Life Insurance Company will require the applicant to sign that illustration if the applicant wishes to accept the policy as delivered.

Agent's Name_______________________________ Agent's License # ______________________
Please Print

Agent's Signature___________________________ Date ______________________

HOME OFFICE USE ONLY

AG	RF1
RF2	RF3